Exhibit 10.4

Supplemental Convertible Loan Agreement

Party A: Jiaxing Zhijun Investment Management Co., Ltd.

Unified Social Credit Code: [                    ]

Legal or Authorized Representative: Feng Guo

Party B: AnPac Bio-Medical Science Co., Ltd.

Director/Authorized Representative: Chris Chang YU

Party C: Chris Chang YU

Passport No.: [                    ]

Party A, Party B and Party C are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS,

1.

Party A is a limited company incorporated and validly existing under the laws of the People’s Republic of China. Party B is a limited liability company incorporated and validly existing under the laws of the British Virgin Islands. Party A intends to grant to Party B a loan that is convertible to equity interest in Party B upon satisfaction of the conditions specified herein.

2.	Party C, a U.S. citizen and a co-founder of Party B, intends to provide guaranty to Party A for the repayment of the said loan by Party B.

3.

The Parties entered into a Framework Agreement on Convertible Loan (the “Original Agreement”) in 2018, and Party A or the individuals designated by and acting in concert with Party A advanced a loan of USD2,500,000 to the account designated by Party B prior to August 31, 2018 as confirmed by Party A and Party B in writing.

4.	Now the Parties wish to enter into a new agreement to replace the Original Agreement.

THEREFORE, the Parties hereby agree through friendly consultation as follows:

Article 1    Borrowing

1.1

The term of the offshore loan of USD2,500,000 made available by Party A to Party B (the “Loan”) shall commence from the date when Party A advanced the Loan to Party B (being the arrival time of the Loan at the account designated by Party B) and mature on April 30, 2020.

1.2

The Parties acknowledge that the Loan will be used for Party B’s daily operation, team building and technological research and development. Without Party A’s consent, Party B shall not change the purposes of the Loan agreed hereunder.

1.3	During the term of the Loan, the interest accrued on the Loan shall be calculated at a simple annual rate of 9% from the date of advancement by Party A.

Article 2    Repayment Arrangement

2.1

At any time from the advancement date of the Loan to April 30, 2020, upon Party B’s completion of the next round of financing (namely, the round of financing provided by institutional investors, which is completed after the date of this Agreement and before the date of conversion and amounts to USD5,000,000 or more, or a round of financing jointly confirmed by the Parties in writing, hereinafter referred to as the “Next Round of Financing”), Party A shall be entitled to require Party B to, and Party B is obliged to, convert the Loan principal into equity interest in Party B according to Article 3 hereof. See Article 3 for details of the conversion procedures. Provided that the conversion under this Article 2.1 and Article 3 is completed, Party B will no longer be obliged to repay to Party A the Loan principal and any interest accrued thereon as at the actual conversion date.

2.2

If Party A fails to complete the conversion under Article 2.1 and Article 3 during the period from the advancement date of the Loan to April 30, 2020 and it, within five (5) working days from the expiry of the term of the Loan, expresses its intention not to make such conversion, Party B shall, within six (6) months thereafter, repay the Loan principal and any interest accrued thereon as at the actual repayment date, or the Parties may negotiate to extend the term of the Loan.

2.3	With consent of Party A, Party B may prepay the Loan principal and any interest accrued thereon as at the actual prepayment date.

2.4	The Parties may through consultation agree on any other repayment arrangement.

Article 3    Conversion of Loan into Equity Interest

3.1

The Parties agree that, subject to satisfaction of the conditions set out in Article 2.1 or with consent of Party A, Party A has the right to convert the Loan principal as at the actual conversion date into Party B’s equity interest on the basis of Party B’s pre-investment assumed value of RMB488,000,000.

3.2

For the purposes of Articles 3.1 and 3.2 hereof, Party A shall complete filing, registration and any other legal procedures required for the conversion in accordance with relevant laws and regulations.

3.3	Party A may exercise its conversion right hereunder by a ten (10) working days’ prior written conversion notice to Party B and Party C.

3.4	Party B shall cooperate with Party A in completing the said procedures for conversion within fifteen (15) working days from receipt of the conversion notice specified in Article 3.3.

Article 4    Guaranty

4.1

Party C agrees to, with his disposable personal property within the territory of the People’s Republic of China, provide unlimited joint and several guaranty for the repayment of the Loan, conversion of the Loan into Party B’s equity interest, Party C’s representations and warranties and all other duties and obligations hereunder, as well as Party B’s obligations, liabilities, representations and warranties hereunder, and Party C shall perform its obligations as a guarantor in compliance with applicable domestic and overseas laws.

4.2

In the event that Party A opts not to make the conversion under Article 2.2, and if Party B becomes unable to repay the Loan principal and interest accrued thereon when due and the Parties fail to agree on extending the term of the Loan, Party C shall be liable to make the repayment for Party B. Party A will accept repayment by Party C in cash or such other assets as otherwise agreed by the Parties.

Article 5    Other Agreements, Warranties and Undertakings

5.1

The Parties agree that Party A will designate relevant fund(s) under its actual management or control and relevant individual(s) who will follow and perform Party A’s directions and act in concert with Party A to perform this Agreement. The Parties will otherwise agree upon matters such as the lender of the Loan, the holder of equity interest in the case of conversion, or the recipient of principal and interest in the event that the right of conversion is not exercised.

5.2	The offshore fund lent by Party A to Party B derives from legal sources and can be legally applied towards the granting of the Loan.

5.3	Party A will provide full support to Party B with respect to the Next Round of Financing to the extent that the valuation of Party B thereunder is reasonable.

5.4	Representations and Warranties of Party B

5.4.1	Party B shall use the Loan for the purposes agreed hereunder and shall not change the purposes of Loan without consents of Party A and Party B.

5.4.2

Party B has full and independent legal status and capacity to execute, deliver and perform this Agreement and has obtained all the necessary internal authorizations and approvals. The execution of, and the performance of the obligations under, this Agreement by Party B will not violate any laws, regulations or government orders, or conflict with any contract or agreement to which Party B is a party, or require any prior consent of any third party except for the filing and registration required for the conversion requested by Party A.

5.4.3

Party C warrants that all information and materials provided by it to Party A are true, accurate and complete and are free of any fraudulent records, misstatements or misrepresentations or material omissions.

Article 6    Miscellaneous

6.1	The Parties agree that from the completion date of conversion registration under Article 3 hereof, Party A is entitled to any accumulated but undistributed profits of Party B.

6.2

The Parties agree that all terms of this Agreement and all information obtained from the other Parties hereunder are confidential and that each Party is obliged to keep such information confidential. No confidential information may be disclosed to third party unless otherwise agreed by the Parties, required by relevant regulator according to applicable laws or disclosed to the employees or intermediaries engaged by each Party.

6.3

Upon the effectiveness of this Agreement, each Party shall perform its obligations hereunder. In the event of non-performance or partial performance by any Party of its obligations hereunder that thereby causes any economic losses of the non-defaulting Party, the non-defaulting Party may hold the defaulting Party liable for any actual economic losses caused.

6.4	This Agreement shall come into force upon being signed and affixed with official seals by the Parties and their legal or authorized representatives.

6.5	Unless otherwise agreed, no Party shall assign, transfer or allege to assign all or any of its rights, interests, liabilities or obligations hereunder without written consent of the other Parties.

6.6

Any dispute arising from or in relation to this Agreement shall be settled through friendly consultation, failing which will allow any Party to submit the dispute to the International Chamber of Commerce (“ICC”) for arbitration in Shanghai in accordance with the then prevailing arbitration rules of the ICC. The arbitration award shall be final and binding upon the Parties.

6.7

No change, amendment or supplement may be made to this Agreement unless a written agreement is executed by the Parties. Such written agreement shall form an integral part hereof and have the same legal effect as this Agreement. In the event of any conflict between the said written agreement and this Agreement, the written agreement shall prevail.

6.8	This Agreement is made in three (3) originals of equal legal effect, with each of Party A, Party B and Party C holding one.

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(Signature page of the Framework Agreement on Convertible Loan and no context on this page)

Party A: Jiaxing Zhijun Investment Management Co., Ltd.

Legal or Authorized Representative

Signature:	/s/ Feng Guo

Name:	Feng GUO

Party B: AnPac Bio-Medical Science Co., Ltd

Authorized Representative

Signature:	/s/ Chris Chang Yu

Name:	Chris Chang YU

Party C: Chris Chang YU

Signature:	/s/ Chris Chang Yu

Name:	Chris Chang YU

Date:	October 30, 2019